UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2015 (April 28, 2015)

STATE AUTO FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	000-19289	31-1324304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 East Broad Street, Columbus, Ohio	43215-3976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 464-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2.	Financial Information

Item 2.02.	Results of Operations and Financial Condition.

On April 28, 2015, State Auto Financial Corporation (the “Company”) issued a press release disclosing certain financial results of the Company for the three-month period ended March 31, 2015 (the “Release”).

The Release included non-GAAP financial measures as to the combined ratio. The GAAP combined ratio for the twelve-month periods ended December 31, 2013 and 2014, was 101.8% and 105.5%, respectively. Excluding the impact of both the expired homeowners quota share arrangement(1) and reserve strengthening for the terminated program business written through the Company’s RED unit in runoff, the combined ratio for the twelve-month periods ended December 31, 2013 and 2014, would have been 96.5% and 95.4%, respectively. Management believes this non-GAAP financial measure provides investors with meaningful information concerning the Company’s combined ratio for the twelve-month periods ended December 31, 2013 and 2014.

(1)	Homeowners quota share arrangement: On December 31, 2011, the State Auto Group entered into a quota share reinsurance agreement with a syndicate of unaffiliated reinsurers covering its homeowners book of business. The homeowners quota share arrangement expired on December 31, 2014.

Section 9.	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by State Auto Financial Corporation on April 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

Date: May 4, 2015	By	/s/ James A. Yano
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by State Auto Financial Corporation on April 28, 2015.